EXHIBIT 10.2

Supplemental Note Purchase Agreement

CH Energy Group, Inc.
284 South Avenue
Poughkeepsie, New York 12601-4879

As of December 15, 2009

To Each of the Purchasers
Named in the Supplemental
Purchaser Schedule Attached Hereto (each a “Series B Purchaser")

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement, dated as of April 17, 2009 among the Company and each of the Initial Purchasers named in the Initial Purchaser Schedule attached thereto (the “Agreement”).  Terms used but not defined herein shall have the respective meanings set forth in the Agreement.

As contemplated in Section 2.2 of the Agreement, the Company agrees with you as follows:

A.Subsequent Series of Notes.  The Company has authorized and will create a Subsequent Series of Notes to be called the “Series B Notes.”  Said Series B Notes will be dated the date of issue; will bear interest (computed on the basis of a 360-day year of twelve 30-day months) from such date at the rate of 6.80% per annum, payable semiannually in arrears on the dates set forth on the Schedule attached thereto as Annex I until the principal hereof shall have come due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the date due for payment, whether by acceleration or otherwise, until paid; will be expressed to mature on December 15, 2025; and will be substantially in the form attached to the Agreement as Exhibit 1.2 with the appropriate insertions to reflect the terms and provisions set forth above.

C.Conditions of Series B Closing.  The obligation of each Series B Purchaser to purchase and pay for the Series B Notes to be purchased by such purchaser hereunder on the Series B Closing Date is subject to the satisfaction, on or before such Series B Closing Date, of the conditions set forth in Section 4 of the Agreement, and to the following additional conditions:

(a)Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Agreement shall be correct as of the Series B Closing Date and the Company shall have delivered to each Series B Purchaser an Officer’s Certificate, dated the Series B Closing Date certifying that such condition has been fulfilled.

(b)Contemporaneously with the Series B Closing, the Company shall sell to each Series B Purchaser, and each Series B Purchaser shall purchase, the Series B Notes to be purchased by such Series B Purchaser at the Series B Closing as specified in the Supplemental Purchaser Schedule.

D.Prepayments.  The Series B Notes shall be subject to prepayment only (a) pursuant to the required prepayments specified in clause (x) below; and (b) pursuant to the optional prepayments specified in clause (y) below.

(x) Required Prepayments; Maturity.  In addition to paying the remaining outstanding principal amount and the interest due on the Notes on the maturity date thereof, on the dates set forth on the Schedule attached hereto as Annex I until the principal hereof shall have come due and payable the Company will prepay principal amount (or such lesser principal amount as shall then be outstanding) of the Notes set forth on the Schedule attached hereto as Annex I at par and without payment of the Make-Whole Amount or any premium; provided that upon any partial prepayment of the Notes pursuant to clause (y) below, the principal amount of each required prepayment of the Notes becoming due under this clause (x) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

(y)Optional and Contingent Prepayments.  As provided in Sections 8.2 of the Agreement.

E.Purchaser Representations.  Each Series B Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true and correct on the date hereof with the same force and effect as if each reference to “Series A Notes” set forth therein was modified to refer the “Series B Notes”,  each reference to “Initial Purchaser” set forth therein was modified to refer the “Series B Purchaser” and each reference to “this Agreement” therein was modified to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement.

F.Series B Notes Issued under and Pursuant to Agreement.  Except as specifically provided above, the Series B Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

The execution hereof by the Series B Purchasers shall constitute a contract among the Company and the Series B Purchasers for the uses and purposes hereinabove set forth.  By their acceptance hereof, each of the Series B Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement, as in effect on the date hereof.

CH Energy Group, Inc.

By	/s/ Christopher M. Capone
Christopher M. Capone
Executive Vice President and
Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date thereof.

Thrivent Financial for Lutherans

By:	/s/ Alan D. Onstad
Name: Alan D. Onstad
Title: Senior Director, Private Investments

Modern Woodmen Of America

By:	/s/ Michael E. Dau
Name: Michael E. Dau
Title: Manager, Fixed Income Division

Annex 1

Series B Notes Aggregate Principal and Interest Payments

	Payment Date	Beginning Balance	Interest	Principal	Total Payment	Ending Principal

0	15-Dec-09	23500000.00	249126.11	0.00		23500000.00
1	15-Jun-10	23500000.00	799000.00	0.00	799000.00	23500000.00
2	15-Dec-10	23500000.00	799000.00	0.00	799000.00	23500000.00
3	15-Jun-11	23500000.00	799000.00	462768.04	1261768.04	23037231.96
4	15-Dec-11	23037231.96	783265.89	478502.16	1261768.04	22558729.80
5	15-Jun-12	22558729.80	766996.81	494771.23	1261768.04	22063958.57
6	15-Dec-12	22063958.57	750174.59	511593.45	1261768.04	21552365.12
7	15-Jun-13	21552365.12	732780.41	528987.63	1261768.04	21023377.49
8	15-Dec-13	21023377.49	714794.83	546973.21	1261768.04	20476404.28
9	15-Jun-14	20476404.28	696197.75	565570.30	1261768.04	19910833.98
10	15-Dec-14	19910833.98	676968.36	584799.69	1261768.04	19326034.29
11	15-Jun-15	19326034.29	657085.17	604682.88	1261768.04	18721351.41
12	15-Dec-15	18721351.41	636525.95	625242.10	1261768.04	18096109.32
13	15-Jun-16	18096109.32	615267.72	646500.33	1261768.04	17449608.99
14	15-Dec-16	17449608.99	593286.71	668481.34	1261768.04	16781127.65
15	15-Jun-17	16781127.65	570558.34	691209.70	1261768.04	16089917.95
16	15-Dec-17	16089917.95	547057.21	714710.83	1261768.04	15375207.11
17	15-Jun-18	15375207.11	522757.04	739011.00	1261768.04	14636196.11
18	15-Dec-18	14636196.11	497630.67	764137.38	1261768.04	13872058.74
19	15-Jun-19	13872058.74	471650.00	790118.05	1261768.04	13081940.69
20	15-Dec-19	13081940.69	444785.98	816982.06	1261768.04	12264958.63
21	15-Jun-20	12264958.63	417008.59	844759.45	1261768.04	11420199.18
22	15-Dec-20	11420199.18	388286.77	873481.27	1261768.04	10546717.91
23	15-Jun-21	10546717.91	358588.41	903179.63	1261768.04	9643538.27
24	15-Dec-21	9643538.27	327880.30	933887.74	1261768.04	8709650.53
25	15-Jun-22	8709650.53	296128.12	965639.93	1261768.04	7744010.61
26	15-Dec-22	7744010.61	263296.36	998471.68	1261768.04	6745538.92
27	15-Jun-23	6745538.92	229348.32	1032419.72	1261768.04	5713119.20
28	15-Dec-23	5713119.20	194246.05	1067521.99	1261768.04	4645597.21
29	15-Jun-24	4645597.21	157950.31	1103817.74	1261768.04	3541779.47
30	15-Dec-24	3541779.47	120420.50	1141347.54	1261768.04	2400431.93
31	15-Jun-25	2400431.93	81614.69	1180153.36	1261768.04	1220278.57
32	15-Dec-25	1220278.57	41489.47	1220278.57	1261768.04	0.00
				23500000.00	39451041.31

Exhibit A
Supplemental Representations

The Company represents and warrants to each Series B Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Agreement is true and correct as of the date hereof with respect to the Series B Notes with the same force and effect as if each reference to “Series A Notes” set forth therein was modified to refer the “Series B Notes” and each reference to “this Agreement” therein was modified to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement.  The Section and Schedule references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

1.	Schedule 5.4 to the Note Purchase Agreement hereby is supplemented by the addition of the following:

Subsidiary	Jurisdiction of Organization	Ownership of Shares/Equity Interests
CH - Greentree, LLC	New York	100% by the Subsidiary Guarantor
CH - Lyonsdale, LLC	New York	100% by the Subsidiary Guarantor
CH Shirley Wind LLC	New York	100% by the Subsidiary Guarantor
Shirley Wind Delaware LLC	Delaware	90% by CH Shirley Wind, LLC
Shirley Wind, LLC	Wisconsin	100% by Shirley Wind Delaware LLC

2.	Schedule 5.4 to the Note Purchase Agreement hereby is supplemented by the addition of the following:

Board of Directors of the Company:
Edward T. Tokar

Senior Officers of the Company:
John E. Gould, Executive Vice President and General Counsel
James P. Laurito, Executive Vice President

3.
Section 5.15.  Any Material change in the outstanding Debt of the Company and its Subsidiaries since March 31, 2009 is reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (including the issuance on September 30, 2009, by Central Hudson Gas & Electric Corporation of $24,000,000 of its 5.80% Medium Term Notes, Series F, due November 1, 2039).

2